Exhibit 3.6

NVT, LLC

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

This Third Amended and Restated Operating Agreement (“Agreement”) of NVT, LLC, a Delaware limited liability company (“Company”), is made and entered into as of February 24, 2014 by and among Company, SunEdison Contracting, LLC, a Delaware limited liability company (“Manager”), as a member and manager of the Company, and Team-Solar Inc., a California Corporation (“Team-Solar,” and each of Team-Solar and Manager, a “Member”), pursuant to the Delaware Limited Liability Company Act, Title 6, Ch. 18, §§ 18-101 et seq. (“Act”). The Company has operated pursuant to that certain Second Amended and Restated Operating Agreement dated as of July 28, 2009 (the “Second Amended and Restated Operating Agreement”). The Members wish to amend and restate the Second Amended and Restated Operating Agreement as set forth herein. For and in consideration of the mutual covenants contained in this Agreement, Company and Members hereby agree as follows:

1. The address of Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

2. The name and business address of the agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

3. The purpose of Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

4. Company shall be managed by Manager (“Manager”).

5. Manager shall promptly make, or arrange to make, such filings as he or she believes necessary or as are required by applicable law to give effect to the provisions of this Agreement and to cause Company to be treated as a limited liability company under the laws of the State of Delaware.

6.     (a) Manager holds a 99.5% ownership interest in the Company.

(b) Team-Solar holds a 0.5% ownership interest in the Company.

7. Ownership Interest Certificate.

(a) The ownership interests in Company shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (the “DE UCC”), and shall be evidenced by certificates in the forms attached hereto as Exhibit A, which certificates shall be signed by Manager or other authorized officer of Company. The certificated ownership interests shall be in registered form within the meaning of Article 8 of the UCC and shall bear a legend in substantially the following form: “This certifies that is the owner of a fully paid and non-assessable ownership interest in the Company consisting of a % ownership interest, all as set forth in the Operating Agreement. This certificate, including the rights attendant thereto, shall be a security governed by Article 8 of the Delaware Uniform Commercial Code.”

(b) Company shall issue a new certificate to replace a certificate theretofore issued and alleged to have been lost, destroyed or wrongfully taken, if the owner or the owner’s legal representative: (i) requests replacement thereof in writing; (ii) files with Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate; and (iii) satisfies such other terms and conditions as Company may from time to time prescribe.

8. Upon any exercise of pledge rights, the pledgee or its transferee will be admitted as a Member.

9. Company’s existence as a limited liability company is perpetual.

10. Company shall indemnify and hold harmless Manager from and against any and all claims and demands whatsoever.

11. In all other respects, the business and affairs of Company shall be governed by the provisions of the Act.

12. This is the entire Agreement of Company by the undersigned and may be amended only in writing.

[The remainder of this page is intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and date first set forth above.

MEMBER and MANAGER SunEdison Contracting, LLC By: Sun Edison LLC, its member and manager	MEMBER Team Solar Inc. By: SunEdison Contracting LLC, its member and manager By: Sun Edison LLC, its member and manager
By: /s/ Martin Truong	By: /s/ Martin Truong

EXHIBIT A

Ownership Interest Certificate

NVT, LLC

A Delaware Limited Liability Company

No. 3	99.5% Ownership Interest

THIS CERTIFIES THAT SunEdison Contracting, LLC holds ninety-nine and five-tenths of one percent (99.5%) ownership interest in NVT, LLC, a Delaware limited liability company (“Company”), transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

The ownership interest represented by this Certificate has not been registered and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Act”), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Transfer of this ownership interest is subject to restrictions set forth in the Third Amended and Restated Operating Agreement of the Limited Liability Company, dated as of February 24, 2014 by and between Company and SunEdison Contracting, LLC, a Delaware limited liability company, as a member and manager of Company (“Operating Agreement”).

THIS CERTIFIES THAT SUNEDISON CONTRACTING, LLC IS THE OWNER OF A FULLY PAID AND NON-ASSESSABLE OWNERSHIP INTEREST INCOMPANY CONSISTING OF A 99.5% OWNERSHIP INTEREST, ALL AS SET FORTH IN THE OPERATING AGREEMENT. THIS CERTIFICATE, INCLUDING THE RIGHTS ATTENDANT THERETO, SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE.

The Company will furnish without charge to each ownership interest holder, upon request, a copy of the Operating Agreement which sets forth the powers, designations, preferences and relative participation rights of ownership interest holders and the qualifications, limitations or restrictions of such rights except as otherwise provided by Delaware law.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized representative(s).

Dated: February     , 2014

NVT, LLC
By:	SunEdison Contracting, LLC, its member and manager
By:	Sun Edison LLC, its member and manager

By:
Name:	Martin Truong
Title:

NVT, LLC

A Delaware Limited Liability Company

No. 4	0.5% Ownership Interest

THIS CERTIFIES THAT Team-Solar Inc. holds five-tenths of one percent (0.5%) ownership interest in NVT, LLC, a Delaware limited liability company (“Company”), transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

The ownership interest represented by this Certificate has not been registered and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Act”), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Transfer of this ownership interest is subject to restrictions set forth in the Third Amended and Restated Operating Agreement of the Limited Liability Company, dated as of February 24, 2014 by and between Company and SunEdison Contracting, LLC, a Delaware limited liability company, as a member and manager of Company (“Operating Agreement”).

THIS CERTIFIES THAT SUNEDISON CONTRACTING, LLC IS THE OWNER OF A FULLY PAID AND NON-ASSESSABLE OWNERSHIP INTEREST IN COMPANY CONSISTING OF A 99.5% OWNERSHIP INTEREST, ALL AS SET FORTH IN THE OPERATING AGREEMENT. THIS CERTIFICATE, INCLUDING THE RIGHTS ATTENDANT THERETO, SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE.

The Company will furnish without charge to each ownership interest holder, upon request, a copy of the Operating Agreement which sets forth the powers, designations, preferences and relative participation rights of ownership interest holders and the qualifications, limitations or restrictions of such rights except as otherwise provided by Delaware law.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized representative(s).

Dated: February     , 2014

NVT, LLC
By:	Team-Solar Inc., its member and manager
By:	SunEdison Contracting, LLC, its member and manager

By:
Name:	Martin Truong
Title: